Exhibit 10.1

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Occupational benefits

Occupational benefits fund regulations

Pension scheme for

BVG-basic benefits

Valid from 01.09.2010

Glatfelter

Switzerland.S.a.r.l.

c/o KPMG SA

1206 Geneve

Employee

Contract no. 2/203422/DD

AXA

LPP Foundation

Lausanne

Pension scheme, page 2 of 8

1.	Fundamentals

1.1.	Pension fund regulations

The occupational benefits fund regulations contain the basic principles and the general provisions relating to the occupational benefits plan.

1.2.	Occupational benefits plan

The occupational benefits plan is an integral part of the occupational benefits fund regulations. It contains the individual provisions with respect to benefits and how the occupational benefits plan will be financed.

1.3.	Eligibility

All employees shall be admitted to the occupational benefits insurance plan.

Enrollment is effective if an insured person draws an annual AHV/AVS salary above 3/4 of the maximum AHV/AVS retirement pension and the employment contract is open-ended or limited to a period of more than three months.

Furthermore, enrollment in the fund takes place if several consecutive engagements with the same employer last more than three months in total and if none of the interruptions exceeds three months.

The minimum salary with which part-time employees qualify for enrollment in the fund is reduced in proportion to the number of normal working hours.

1.4.	Date of enrollment

Enrollment in the occupational benefits plan takes place when the prerequisites according to BVG are fullfilled.

1.5.	Retirement age

Retirement age is reached on the first day of the month following the 65th birthday (men) or 64th birthday (women).

1.6.	Annual salary

Annual salary is the last known AHV/AVS salary including any changes to date in the current year.

Pension scheme, page 3 of 8

1.7.	Pensionable salary

The pensionable salary equals the annual salary minus a co-ordination deduction.

The co-ordination deduction from the annual salary is 7/8 of the maximum AHV/AVS retirement pension.

The co-ordination deduction for part-time employees is reduced in relation to the number of normal working hours.

The pensionable salary equals at least the BVG/LPP minimum salary.

An insured person who also works for one or more other employers may not insure the income received from these external employers under these regulations.

1.8.	Notification requirements

In particular, the insured are required to notify their employer (for the attention of the foundation) of any change in marital status.

If the insured belongs to more than one pension fund and the sum of his/her salaries and income subject to AHV/AVS contributions is more than ten times the upper BVG/LPP limit, he/she must inform the foundation of all his/her pension fund memberships and the salary and income insured with each fund.

Pension scheme, page 4 of 8

2.	Pension fund benefits

2.1.	Retirement benefits

2.1.1.	Retirement pension

The amount of the annual retirement pension is based on the accrued retirement assets on the retirement date and is calculated using the currently valid pension conversion rates.

If additional benefits were purchased to finance early retirement, the resulting retirement pension is paid out in addition.

The statutory conversion rate applies to the benefits prescribed by the BVG/LPP. The conversion rate for extra-mandatory benefits is determined by the Board of Trustees.

The Foundation informs the insured of the applicable conversion rates every year.

2.1.2.	Retirement credits

Annual retirement credits are determined according to the following rates:

Age (women)	Age (men)	Rate in % of the pensionable salary

25- 34	25- 34	13
35- 44	35- 44	17
45- 54	45- 54	21
55- 64	55- 65	25

The Board of Trustees determines the interest rates for retirement assets by taking into account the minimum BVG/LPP interest rate.

The Foundation shall inform annually about the interest rates that apply.

2.1.3.	Pensioner’s child’s pension

The annual pensioner’s child’s pension equals 20% of the retirement pension.

The final age at which an individual is still eligible for a pension is 20.

Children shall be eligible for benefits while they go to school and for as long as they have not completed their education or are at least 70% disabled but not later than their 25th birthday.

Pension scheme, page 5 of 8

2.2.	Disability benefits

2.2.1.	Disability pension

The full annual disability pension equals 67% of the annual salary.

The waiting period is 24 months.

2.2.2.	Disabled person’s child’s pension

The full annual disabled person’s child’s pension equals the amount of the orphan’s pension. The waiting period is 24 months.

The final age at which an individual is still eligible for a pension is 20.

Children shall be eligible for benefits while they go to school and for as long as they have not completed their education or are at least 70% disabled, but not later than their 25th birthday.

2.2.3.	Waiver of contributions

Entitlement to the waiver of contributions arises after a waiting period of 3 months.

2.2.4.	Retirement assets purchased to finance early retirement

The retirement assets accumulated through purchases of additional benefits to finance early retirement and the resulting prospective retirement pension/prospective retirement capital are not taken into account when calculating the disability benefits.

2.3.	Benefits payable at death

2.3.1.	Surviving spouse’s pension (Extended coverage)

The annual surviving spouse’s pension equals

•	before reaching retirement age 40% of the annual salary.

•	after reaching retirement age 60% of the retirement pension.

Entitlement to a surviving spouse’s pension expires either at death of the eligible person or if he/she remarries before the age of 45.

Pension scheme, page 6 of 8

2.3.2.	Surviving partner’s pension

The annual surviving partner’s pension is 100% of the surviving spouse’s pension.

Entitlement to a surviving partner’s pension expires at death, unless the eligible person marries before the age of 45.

2.3.3.	Orphan’s pension

The annual orphan’s pension equals

•	before reaching retirement age 20% of the disability pension,

•	20% of the current retirement pension after reaching retirement age.

The final age at which an individual is still eligible for a pension is 20.

Children shall be eligible for benefits while they go to school and for as long as they have not completed their education or are at least 70% disabled, but not later than their 25th birthday.

2.3.4.	Lump sum payable at death

The lump sum payable at death equals the accrued retirement assets at the end of the insurance year in which death occurs, reduced by the amount required to finance the surviving partner’s pension. In the case of married insured the lump sum payable at death is reduced by the amount required to finance the surviving spouse’s pension.

If additional benefits were purchased to finance early retirement, the resulting retirement assets are paid out in the form of an additional lump sum payable at death.

2.3.5.	Retirement assets purchased to finance early retirement

The retirement assets accumulated through purchases of additional benefits to finance early retirement and the resulting prospective retirement pension/prospective retirement capital are not taken into account when calculating the survivors’ pensions.

2.4.	Co-ordination with the accident and military insurance

In co-ordination with the accident or military insurance, the occupational pension scheme provides at most the statutory minimum benefits in the case of an accident.

Entitlement to the waiver of contributions, the surviving partner’s pension and the lump sum payable at death is independent of whether disability or death was caused by illness or accident.

Pension scheme, page 7 of 8

2.5.	Lump sum payment

The insured person may choose to draw part or all of the retirement pension in the form of a lump sum. A corresponding declaration must be submitted before the first pension payment is due.

If additional service years were purchased, the retirement benefits purchased with this sum may be drawn only in the form of a pension during the next three years.

In the case of a partial lump sum withdrawal, the extra-mandatory portion of retirement assets is used first; the mandatory portion is used only if extra-mandatory assets are insufficient. Retirement assets of benefits purchased within the last three years are not taken into account.

Any claims to pension benefits shall lapse to the extent of the lump-sum payment.

If the insured person is married, the lump sum withdrawal of the retirement pension, in part or in full, must be approved in writing by the spouse. The insured may appeal to the court if consent cannot be obtained or if it is refused.

A lumpwsum payment is possible instead of a surviving spouse’s or surviving partner’s pension.

2.6.	Registered partnership

Within the meaning of the Federal Law on the Registration of Partnerships for Same-Sex Couples of 18.06.04, registered partnerships and partners have equal status as marriages and spouses.

3.	Vested benefits

Members leaving the pension scheme before becoming eligible for a pension are entitled to vested benefits. The total vested benefits are equal to the retirement assets accrued. Vested benefits are transferred to the new pension scheme.

4.	Financing

4.1.	Total outlay

Total expenses include contributions for retirement benefits, contributions for risk benefits, expense loadings and contributions to the Security Fund.

The risk contributions are composed of the contributions for disability benefits and death benefits. The risk contributions also include the costs for adjusting the statutory disability and survivors’ pensions to inflation.

Pension scheme, page 8 of 8

4.2.	Contributions

The staff pension scheme is collectively financed by insured and employer contributions.

Annual member contributions equal:

50% of contributions for retirement benefits

50% of contributions for risk benefits

50% of expense loadings

50% of contributions to the Security Fund

Contributions are deducted directly from salary by the employer. The level of contributions is indicated on the personal insurance certificate.

The employer contributes annually:

•	the balance of the total outlay minus contributions by the insured.

5.	Entry into force

The pension scheme comes into force on 01.09.2010.